UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 9, 2023

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange
AMC Preferred Equity Units, each constituting a depositary share representing a 1/100th interest in a share of Series A Convertible Participating Preferred Stock	APE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously announced, on February 7, 2023, AMC Entertainment Holdings, Inc. (the “Company”) issued to Antara Capital LP (the “Investor”) 197,621,297 AMC Preferred Equity Units pursuant to the terms of that certain forward purchase agreement (the “Forward Purchase Agreement”), dated as of December 22, 2022 by and between the Company and the Investor. The issuance of the AMC Preferred Equity Units was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Pursuant to the terms and conditions of the Forward Purchase Agreement, the Company agreed to file a prospectus supplement (the “Prospectus”) to its shelf registration statement on Form S-3 (File No. 333-266536) to register the resale of certain AMC Preferred Equity Units held by the Investor, including those issued pursuant to the terms of the Forward Purchase Agreement. The Company will not receive any proceeds from the sale of AMC Preferred Equity Units by the Investor pursuant to the Prospectus.

A copy of the opinion of Weil, Gotshal & Manges LLP, relating to the validity of the AMC Preferred Equity Units registered pursuant to the Prospectus is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2023	AMC ENTERTAINMENT HOLDINGS, INC.

	By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President and Chief Financial Officer